Exhibit 99.3

SUPPLEMENT TO

CONSENT SOLICITATION STATEMENT

HEALTHSOUTH CORPORATION

Solicits Consents and Waivers Relating to its

$180,300,000 Aggregate Principal Amount of 7.375% Senior Notes due 2006

(CUSIP No. 421924AU5)

This Supplement (the “Supplement”) of HEALTHSOUTH Corporation (“HEALTHSOUTH,” “we” or “us”) supplements and amends our Consent Solicitation Statement dated March 16, 2004 (as supplemented and amended, the “Consent Solicitation Statement”) pursuant to which we are soliciting (the “Consent Solicitation”) consents (“Consents”) of Holders (as defined below) as of the Record Date (as defined below) of the $180,300,000 outstanding aggregate principal amount of our 7.375% Senior Notes due 2006 (the “Notes”) to proposed amendments to certain provisions of the Indenture (as amended and supplemented, the “Proposed Amendments”) dated as of September 28, 2001 (the “Indenture”), between HEALTHSOUTH, as issuer, and Wilmington Trust Company, as successor trustee to National City Bank (the “Trustee”). “Holder” means (1) each person shown on the records of the registrar for the Notes as a holder on the Record Date or (2) any other person who has been authorized by proxy or in any other manner acceptable to HEALTHSOUTH to vote the applicable Notes on behalf of such Holder.

WE HAVE SET A NEW RECORD DATE FOR THE CONSENT SOLICITATION. FROM AND AFTER THE DATE HEREOF, THE TERM “RECORD DATE” MEANS 5:00 P.M., NEW YORK CITY TIME, ON JUNE 4, 2004.

AS A RESULT OF THE ESTABLISHMENT OF THE NEW RECORD DATE, CONSENTS PREVIOUSLY DELIVERED ARE NO LONGER VALID. ACCORDINGLY, HOLDERS AS OF THE RECORD DATE WHO WISH TO CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS MUST DELIVER THE ENCLOSED CONSENT FORM (THE “CONSENT FORM”) TO THE INFORMATION AGENT TO RECEIVE THE CONSENT FEE IF THE CONDITIONS TO THE CONSENT SOLICITATION ARE SATISFIED OR WAIVED.

In this Supplement, we are supplementing and amending the Consent Solicitation to:

•	change the Record Date to 5:00 p.m. New York City Time, on June 4, 2004;
•	extend the Expiration Date until 11:59 p.m., New York City Time, on June 23, 2004 (the “Expiration Date”), unless further extended by us; and
•	increase the amount of the cash payment that we will pay to Holders who deliver valid and unrevoked Consents prior to the Expiration Date to $30 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder (the “Consent Fee”).

In the event that the Conditions described in the Consent Solicitation Statement are satisfied or waived, including the receipt of the Requisite Consents (i.e., consent of Holders of not less than a majority in outstanding principal amount of Notes), we will pay to all Holders who deliver valid and unrevoked Consents prior to the Expiration Date a Consent Fee equal to $30 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder. Holders of Notes for which no Consent is delivered prior to the Expiration Date will not receive the Consent Fee, even though the Proposed Amendments and Waivers (as defined below), if approved, will bind and apply to all Holders and their transferees.

Each Holder who Consents to the Proposed Amendments will also be waiving all alleged and potential defaults under the Indenture relating to events occurring on or prior to the effectiveness of the Proposed Amendments, including all transactions contemplated by the Support Agreement (as defined below), and any and all rights to cause the principal of, and accrued interest on, the Notes to become immediately due and payable as a result of such alleged and potential defaults (the “Waivers”). Except where the context otherwise requires, references in this Supplement to Consents to the Proposed Amendments will also include Consents to the Waivers. Except as set forth herein, no other terms of the Consent Solicitation have been amended or supplemented and remain as set forth in the Consent Solicitation Statement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Consent Solicitation Statement.

Holders who deliver properly executed Consent Forms to the Information Agent may revoke such Consents at any time prior to the date on which the Trustee receives evidence that the Requisite Consents have been obtained in accordance with the terms of the Indenture (the “Consent Date”).

We have been in negotiations for several months with an unofficial committee (the “Unofficial Committee”) of holders of our Senior Notes, along with their financial advisors and legal counsel regarding various issues relating to our Senior Notes, including the amount of the consent fee to be paid to holders of our Senior Notes. On March 11, 2004, we commenced litigation against holders, trustees and persons claiming to be beneficial owners of our Senior Notes and Senior Subordinated Notes. See “Recent Developments” in this Supplement and “Litigation and Regulatory Developments—Litigation—Litigation Against Certain Bondholders” in the Consent Solicitation Statement for a discussion of this litigation.

As a result of our negotiations with the Unofficial Committee, on June 7, 2004, we agreed to settle these matters with the Unofficial Committee and certain holders of our Senior Notes. Holders representing approximately 32.2% in aggregate principal amount of Notes, 24.2% in aggregate principal amount of our 6.875% Senior Notes due 2005, 53.3% in aggregate principal amount of our 7.000% Senior Notes due 2008, 27.6% in aggregate principal amount of our 8.375% Senior Notes due 2011 and 61.2% in aggregate principal amount of our 7.625% Senior Notes due 2012 have executed an agreement (the “Support Agreement”) whereby such holders have agreed to consent, subject to the terms and conditions set forth in the Support Agreement, to the Proposed Amendments and Waivers and/or similar provisions for our other series of Senior Notes, to the extent applicable. In addition, our 8.375% Senior Notes due 2011 and 7.625% Senior Notes due 2012 will be amended to provide holders with the right to require HEALTHSOUTH to purchase all such Senior Notes held by such holder for a purchase price equal to 100% of the principal amount of such Senior Notes, plus accrued interest thereon to the date of purchase on January 2, 2009. Similarly, the indenture governing our 7.000% Senior Notes due 2008 will be amended to provide holders with the right to require HEALTHSOUTH to purchase all such Senior Notes held by such holder for a purchase price equal to 100% of the principal amount of such Senior Notes, plus accrued interest thereon to the date of purchase on January 15, 2007.

In addition, we have agreed to take all necessary action to stay the litigation we are currently engaged in with such holders and terminate such litigation with prejudice upon the successful consummation of the consent solicitations for our Senior Notes. Holders of our Senior Notes that are parties to the Support Agreement have also agreed to take no further action with respect to any previously delivered notices of default under the indentures governing our Senior Notes.

We have also agreed to pay a consent fee equal to $45 per $1,000 principal amount to all holders who deliver valid and unrevoked consents for our 7.625% Senior Notes due 2012; a consent fee of $30 per $1,000 principal amount to all holders who deliver valid and unrevoked consents for our 8.375% Senior Notes due 2011 and 6.875% Senior Notes due 2005; and a consent fee of $32.50 per $1,000 principal amount to all holders who deliver valid and unrevoked consents for our 7.000% Senior Notes due 2008, subject to the satisfaction or waiver of the conditions to the consent solicitations for such Senior Notes. We previously have successfully completed consent solicitations for our 8.500% Senior Notes due 2008 and 10.750% Senior Subordinated Notes due 2008. For a more detailed discussion of the these negotiations and the Support Agreement, see “Recent Developments” below.

Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The changes included in the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes.

PRIOR TO DELIVERING ANY CONSENT, YOU ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS SUPPLEMENT IN CONJUNCTION WITH THE CONSENT SOLICITATION STATEMENT, ALL PRIOR SUPPLEMENTS AND THE CONSENT FORM.

WE HAVE NOT FILED ANY QUARTERLY OR ANNUAL REPORT WITH THE SEC FOR PERIODS AFTER SEPTEMBER 30, 2002, AND WE HAVE CAUTIONED THAT THE FINANCIAL INFORMATION CONTAINED IN PREVIOUSLY FILED REPORTS SHOULD NOT BE RELIED UPON. ACCORDINGLY, NO FINANCIAL STATEMENTS ARE AVAILABLE FOR ANY PRIOR PERIOD, AND YOU SHOULD NOT RELY ON OUR FINANCIAL STATEMENTS AND REPORTS PREVIOUSLY FILED WITH THE SEC.

The Solicitation Agent for the Consent Solicitation is:

Credit Suisse First Boston

See “Risk Factors” beginning on page 36 of the Consent Solicitation Statement for a discussion of some of the risks you should consider before you consent to the Proposed Amendments and Waivers.

The date of this Supplement is June 8, 2004.

CS-1	CUSIP No. 421924AU5

RECENT DEVELOPMENTS

Consent Solicitations and Related Matters

As previously disclosed in the Consent Solicitation Statement, on March 11, 2004 we filed a complaint in the Circuit Court of Jefferson County, Alabama against holders, trustees and persons claiming to be beneficial owners of our Senior Notes and Senior Subordinated Notes relating to certain issues involving our Senior Notes and Senior Subordinated Notes, including the rights of such holders to accelerate the underlying indebtedness. See “Litigation and Regulatory Developments—Litigation—Litigation Against Certain Bondholders” in the Consent Solicitation Statement for a more detailed discussion of this litigation.

On March 16, 2004, we also commenced consent solicitations with respect to our Senior Notes and Senior Subordinated Notes, including this Consent Solicitation for the Notes.

On May 14, 2004, we announced that holders of our 8.500% Senior Notes due 2008 and 10.750% Senior Subordinated Notes due 2008 delivered consents under their respective indentures, representing a sufficient number of consents to approve proposed amendments to, and waivers under, the indentures governing those notes. Those two issues represent $662,260,000, or more than 25%, of our total Senior Notes and Senior Subordinated Notes for which we were seeking consents. Under the terms of those consent solicitations, we paid holders of those notes who consented to the proposed amendments and waivers $13.75 per $1,000 principal amount.

On or about May 25 and May 27, 2004, we received a notice of default on behalf of the requisite holders of our 7.625% Senior Notes due 2012 and our 7.000% Senior Notes due 2008, respectively. The default notices relate to our failure to file reports with the SEC and with the trustee of such Senior Notes and, if not cured or waived within 60 days, could permit holders of such Senior Notes to accelerate their indebtedness.

In an effort to settle the litigation with holders of our Senior Notes and Senior Subordinated Notes and resolve these matters and their effects, we have engaged in negotiations with the Unofficial Committee, along with their financial advisors and legal counsel. On June 7, 2004, we agreed to settle these matters with the Unofficial Committee and Holders representing approximately 32.2% in aggregate principal amount of Notes, 24.2% in aggregate principal amount of our 6.875% Senior Notes due 2005, 53.3% in aggregate principal amount of our 7.000% Senior Notes due 2008, 27.6% in aggregate principal amount of our 8.375% Senior Notes due 2011 and 61.2% in aggregate principal amount of our 7.625% Senior Notes due 2012 (each, a “Consenting Noteholder” and together, the “Consenting Noteholders”).

Under the terms of the Support Agreement which has been entered into by the Consenting Holders, we have agreed to, among other things, modify the terms of the Consent Solicitation as described in this Supplement and modify the terms of the ongoing consent solicitations for our other Senior Notes. Promptly following such modifications, the Consenting Noteholders have agreed to Consent (and not thereafter revoke such Consent), subject to certain terms and conditions contained in the Support Agreement, to the Proposed Amendments and Waivers and to proposed amendments, note amendments and waivers for our other Senior Notes, that are substantially similar to the Proposed Amendments and Waivers, to the extent applicable. In addition to the Proposed Amendments and Waivers, our 8.375% Senior Notes due 2011 and 7.625% Senior Notes due 2012 will be amended to provide holders with the right to require HEALTHSOUTH to purchase all such Senior Notes held by such holder for a purchase price equal to 100% of the principal amount of such Senior Notes plus accrued interest thereon to the date of purchase on January 2, 2009. Similarly, the indenture governing our 7.000% Senior Notes due 2008 will be amended to provide holders with the right to require HEALTHSOUTH to purchase all such Senior Notes held by such holder for a purchase price equal to 100% of the principal amount of such Senior Notes plus accrued interest thereon to the date of purchase on January 15, 2007. Each Consenting Noteholder has also agreed not to object to the consummation of the transactions contemplated in the Support Agreement or commence any proceeding to oppose, materially adversely affect or mutually delay such transactions.

We, along with the Consenting Noteholders, have also agreed to (i) take all necessary action to stay the litigation described above as of the date hereof and (ii) upon the successful consummation of the consent solicitations for our Senior Notes, enter into a separate agreement (x) terminating the litigation with respect to such Consenting Holders with prejudice and (y) refrain from filing claims in any jurisdiction that were or could have been asserted in such litigation. In addition, Consenting Noteholders have agreed to take no further action with respect to all purported notices of default under the indentures for our Senior Notes that they have previously provided to us and the trustees and take such action as is necessary to rescind any acceleration effected under these indentures as a result of any event of default that has occurred prior to the termination of the Support Agreement, if any such action is taken.

The Support Agreement may be terminated:

•	by Consenting Holders affected thereby, if we modify a consent solicitation which results in an inconsistency between the terms of such consent solicitation and the terms and conditions of the Support Agreement;

•	upon the occurrence of a breach of the Support Agreement by us or any Consenting Noteholders who collectively hold in excess of 7% of the outstanding amount of securities of any series of the Senior Notes, or a failure by the same to satisfy any of the terms or conditions contained therein;

•	upon the filing by us of any proceeding under any provision of the bankruptcy laws;

•	by Consenting Holders affected thereby in the event that we withdraw or terminate a consent solicitation or make a public announcement of our intention to terminate a consent solicitation with respect to such consent solicitation; or

•	with respect to any consent solicitation for our Senior Notes in the event that such consent solicitation has not been consummated on or prior to June 29, 2004.

Pursuant to the Support Agreement, each of the Consenting Noteholders agrees that prior to the consummation of the Consent Solicitation or the termination of the obligations of the Consenting Noteholder under the Support Agreement, it will not directly or indirectly, sell, assign, transfer or otherwise dispose of any of the Notes owned beneficially by such Consenting Noteholder or one of its affiliates (over whom the Consenting Noteholder exercises sufficient control to ensure enforcement of the provisions of the Support Agreement), unless the transferee agrees, in writing, to be bound by the terms of the Support Agreement. In addition, each of the Consenting Noteholders agrees that prior to the termination of the Support Agreement, such Consenting Noteholders shall take no further action with respect to any default notices previously provided by such Consenting Noteholders to the Company and the Trustees. In addition, in the event that any acceleration of the Notes is effected as a result of any Event of Default that has occurred prior to June 7, 2004, relate to facts in existence on June 7, 2004 or prior to the termination of the Support Agreement, each Consenting Noteholder agreed, upon request of the Company, to vote pursuant to the relevant Indenture to rescind such acceleration and its consequences and to instruct the trustee under the respective indentures to such effect.

Upon consummation of the transactions contemplated by the Support Agreement, we have agreed to pay certain fees and expenses of the advisors to the Unofficial Committee.

We believe that the Support Agreement will allow us to minimize costs of litigation and facilitate our continuing restructuring efforts, including the consummation of the consent solicitations for our Senior Notes that have not previously been consummated.

Special Audit Review Committee Forensic Accounting Report

On May 28, 2004, the Special Audit Review Committee of our Board of Directors, assisted by legal counsel Balch & Bingham LLP and a forensic accounting team from PricewaterhouseCoopers LLP, completed and delivered its forensic accounting report to the Special Committee of our Board of Directors. The Special Audit Review Committee was established by our Board of Directors to conduct an independent investigation of accounting irregularities and its report is the result of an extensive review conducted over approximately fourteen months. HEALTHSOUTH has provided copies of the report to Alice H. Martin, United States Attorney for the Northern District of Alabama, and to the staff of the SEC. The report’s conclusions regarding the level of the historical fraudulent and inappropriate accounting are consistent with HEALTHSOUTH’s previous estimates. These estimates remain subject to revision based upon the results of our undertaking to reconstruct our accounting records and prepare financial statements, which is continuing, and the results of the audit of the financial statements, which is currently being conducted by a financial audit team from PricewaterhouseCoopers. We will use the report and its supporting documentation in connection with the reconstruction of our accounting records. In addition, the Special Committee intends to carefully review the report and adopt any additional measures to address its findings. The report has been filed with the SEC on a Form 8-K on June 1, 2004 and can be found on the SEC’s website at www.sec.gov.

MODIFICATION TO THE CONSENT SOLICITATION

Increase in the Consent Fee

The terms of the Consent Solicitation are hereby modified so that the Consent Fee that we will pay to Holders who deliver valid and unrevoked Consents prior to the Expiration Date is increased to $30 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder.

Extension of Expiration Date

On June 7, 2004, we announced the extension of the Expiration Date to 11:59 p.m., New York City Time, on June 11, 2004. The Expiration Date of the Consent Solicitation is hereby further extended to 11:59 p.m., New York City Time, on June 23, 2004, unless further extended by us.

New Record Date and Consent Procedures

WE HAVE SET 5:00 P.M., NEW YORK CITY TIME, ON JUNE 4, 2004 AS THE NEW RECORD DATE FOR THE CONSENT SOLICITATION. CONSENTS PREVIOUSLY DELIVERED ARE NO LONGER VALID. Accordingly, all Holders as of the Record Date who wish to Consent to the Proposed Amendments and Waivers must deliver properly executed Consent Forms to the Information Agent, even if such Holders have previously delivered Consents. Holders are urged to read the instructions on “How to Consent” in the Consent Solicitation Statement and in this Supplement and the Consent Form delivered herewith. In the event that the Conditions to the Consent Solicitation are satisfied or waived, Holders of Notes for which no Consent Form is delivered prior to the Expiration Date in accordance with the terms of the Consent Solicitation will not receive a Consent Fee, but will be bound by the new provisions included in the Proposed Amendments and Waivers.

Holders are urged to read the description of the Proposed Amendments included in the Consent Solicitation Statement dated March 16, 2004, the Supplement to the Consent Solicitation Statement dated April 29, 2004 and the Supplement to the Consent Solicitation Statement dated May 14, 2004. As used herein, the terms “Proposed Amendments and Waivers” and “Proposed Amendments” will include all amendments proposed in the Consent Solicitation Statement dated March 16, 2004, the April 29, 2004 Supplement, the May 14, 2004 Supplement and in this Supplement. The Proposed Amendments and Waivers constitute a single proposal, and a Consenting Holder must consent to the Proposed Amendments and Waivers as an entirety and may not consent selectively with respect to certain of the Proposed Amendments or Waivers.

A copy of the Form of Supplemental Indenture, marked to show changes from the Form of Supplemental Indenture attached to the Supplement to the Consent Solicitation Statement dated May 14, 2004, is attached hereto as Exhibit A. The Proposed Amendments and Waivers, if approved, will bind and apply to all Holders and their transferees, even Holders that do not deliver Consents.

EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO OTHER TERMS OF THE CONSENT SOLICITATION HAVE BEEN SUPPLEMENTED OR AMENDED AND REMAIN AS SET FORTH IN THE CONSENT SOLICITATION STATEMENT. COPIES OF THE INDENTURE ARE AVAILABLE FROM THE INFORMATION AGENT UPON REQUEST.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences to Holders of the adoption of the Proposed Amendments and payment of the Consent Fee and is intended for general informational purposes only. This summary is based upon current law, which is subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Holders in light of their individual circumstances or to certain types of Holders subject to special tax rules (e.g., foreign persons, financial institutions, insurance companies, broker-dealers and tax-exempt organizations) or to persons that hold the Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary assumes that Holders have held and will hold their Notes as “capital assets” (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Each Holder should consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the adoption of the Proposed Amendments and payment of the Consent Fee.

Holders Who Consent to the Proposed Amendments

The tax treatment of a Holder who consents to the Proposed Amendments will depend upon whether the adoption of the Proposed Amendments and payment of the Consent Fee results in a “deemed exchange” of the Notes for U.S. federal income tax purposes to such Holder. Generally, the modification of a debt instrument and payment of a consent fee will result in a deemed exchange of an old debt instrument for a new debt instrument if such modification is “significant” within the meaning of applicable Treasury regulations promulgated under the Code. In general, a modification is “significant” if, based on all the facts and circumstances and taking into account all modifications collectively, the legal rights and obligations that are altered and the degree to which they are altered are economically significant. In addition, certain changes in the yield of a debt instrument, by definition, constitute significant modifications.

Under these regulations, the adoption of the Proposed Amendments and receipt by a Holder of the Consent Fee will result in a significant modification of the Notes and thus will result in a deemed exchange of the Notes for U.S. federal income tax purposes to such Holder. Such deemed exchange should be a taxable exchange because the deemed “new” Notes issued in the exchange should not be treated as “securities” for U.S. federal income tax purposes. The determination of whether a debt instrument constitutes a security depends upon an evaluation of the term and nature of the debt instrument. Generally, corporate debt instruments with maturities of less than five years when issued are not considered securities, while corporate debt instruments with maturities of ten years or more when issued are considered securities. HEALTHSOUTH intends to take the position that the “new” Notes will not constitute securities for U.S. federal income tax purposes.

Accordingly, subject to the discussion below regarding Consent Fees, and assuming that the Consent Fees are treated as additional consideration for the Notes, a Holder who consents to the Proposed Amendments and receives the Consent Fee will recognize gain or loss in an amount equal to the difference between (A) the Consent Fee plus the “issue price” (as discussed further below) of the deemed “new” Notes received by such Holder in the deemed exchange and (B) such Holder’s tax basis in the “old” Notes surrendered in the deemed exchange. Any gain or loss recognized by a Holder on the exchange generally will be capital gain or loss (except to the extent of accrued market discount not previously included in income, if any, which would be treated as ordinary income to the extent of any gain), and would be long-term capital gain or loss if the “old” Notes were held for more than one year at the time of the exchange.

The issue price of the “new” Notes depends upon whether the Notes are “publicly traded” for U.S. federal income tax purposes. If the Notes are “publicly traded” within the meaning of applicable Treasury regulations, then the issue price of the “new” Notes would generally equal their fair market value (i.e., their trading price) at the time of the exchange. In addition, if the Notes are publicly traded for U.S. federal income tax purposes, the “new” Notes could be treated as issued with original issue discount, which a Holder generally would be required to include in gross income under a constant yield method regardless of such Holder’s method of accounting and without regard to the timing of actual payments. HEALTHSOUTH believes, however, and intends to take the position that the Notes are not publicly traded for U.S. federal income tax purposes, and under this position, the issue price of the “new” Notes should equal their stated principal amount. Holders should consult their tax advisors regarding whether the Notes are publicly traded debt instruments for U.S. federal income tax purposes and, if the Notes are deemed to be publicly traded, the consequences of potentially holding a debt instrument issued with original issue discount.

A Holder’s holding period in the “new” Notes will begin on the day after the effective date of the Proposed Amendments and such Holder’s tax basis in the “new” Notes will equal their issue price, which, assuming the Notes are not publicly traded for U.S. federal income tax purposes, should equal their stated principal amount.

The tax treatment of the receipt of the Consent Fee to Holders who consent to the Proposed Amendments is unclear because there are no authorities that directly address the treatment of such a payment. If the Consent Fee is treated as additional consideration for the Notes, such a payment would be treated as part of the total consideration received in exchange for the “old” Notes, as discussed above. It is possible, however, that the Consent Fee may be treated as a separate fee that will be subject to tax as ordinary income at the time it accrues or is received in accordance with the Holder’s method of accounting. Holders should consult their tax advisors as to the proper treatment of the Consent Fee.

A Holder may be subject to backup withholding of a portion of any Consent Fee paid to the Holder unless such Holder (1) is a corporation or comes within certain other exempt categories or (2) provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Holders Who Do Not Consent to the Proposed Amendments

The adoption of the Proposed Amendments should not result in a deemed exchange of the Notes for U.S. federal income tax purposes with respect to Holders who do not consent to the Proposed Amendments and do not receive the Consent Fee. Accordingly, a Holder who does not consent to the Proposed Amendments and does not receive the Consent Fee should not recognize any gain or loss for U.S. federal income tax purposes as a result of the adoption of the Proposed Amendments and should have the same adjusted tax basis and holding period in the Notes after the adoption of the Proposed Amendments that such Holder had in the Notes immediately before such adoption.

CONSENT SOLICITATION MATTERS

CONSENTS PREVIOUSLY DELIVERED ARE NO LONGER VALID. WE HAVE SET 5:00 P.M., NEW YORK CITY TIME, ON JUNE 4, 2004 AS THE NEW RECORD DATE FOR THE CONSENT SOLICITATION. ACCORDINGLY, EACH HOLDER AS OF THE RECORD DATE WHO WISHES TO CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS MUST DELIVER A PROPERLY EXECUTED CONSENT FORM, DELIVERED HEREWITH, TO THE INFORMATION AGENT, EVEN IF SUCH HOLDER HAS PREVIOUSLY DELIVERED CONSENTS.

Properly completed and executed Consent Forms must be delivered to the Information Agent at the address set forth on the back cover page of this Supplement, the Consent Solicitation Statement and in the Consent Form delivered herewith in accordance with the instructions set forth in the Consent Solicitation Statement and the Consent Form.

CONSENTS SHOULD NOT BE DELIVERED TO HEALTHSOUTH, THE TRUSTEE OR THE SOLICITATION AGENT. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY HEALTHSOUTH, THE TRUSTEE OR THE SOLICITATION AGENT.

Subject to applicable laws and the Support Agreement, we reserve the right, regardless of whether any of the Conditions have been satisfied, at any time prior to the Expiration Date, to (1) extend the Expiration Date, (2) amend the terms of the Consent Solicitation or (3) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. In addition, subject to the Support Agreement, we reserve the right, to extend, amend or modify any or all of the consent solicitations for our other Senior Notes in any manner we deem appropriate, including paying higher or lower consent fees than the Consent Fee proposed to be paid hereunder. If we make a material change to the terms of the Consent Solicitation or terminate the Support Agreement, we will promptly disclose such change in a manner reasonably calculated to inform the Holders of such change and, if appropriate, extend the Consent Solicitation for a period we deem to be adequate to permit Holders to deliver and/or revoke their Consents. The Support Agreement limits our ability to modify the terms of any of the consent solicitations. In addition, we have agreed not to terminate the consent solicitations for any of our Senior Notes prior to June 23, 2004. If the conditions to consummation of any consent solicitation for our Senior Notes are not satisfied or waived on or prior to June 23, 2004, we have agreed to extend such consent solicitation, for no longer than five business days for any single extension, until such conditions shall have been satisfied or waived.

You should direct any questions concerning the terms of the Consent Solicitation to the Solicitation Agent at the address or telephone number set forth on the back cover page hereof.

You should direct any requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Supplement, the Consent Solicitation Statement, the Consent Form or other related documents to the Information Agent at the address or telephone number set forth on the back cover page hereof.

In making a decision in connection with the Consent Solicitation, Holders must rely on their own examination of HEALTHSOUTH and the terms of the Consent Solicitation, including the merits and risks involved. Holders should not construe the contents of the Consent Solicitation Statement as providing any legal, business, financial or tax advice. Each Holder should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning the Consent Solicitation.

Exhibit A

Form of

SECOND SUPPLEMENTAL INDENTURE

(as to 7 3/8% Senior Notes due 2006)

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                ], 2004, among HEALTHSOUTH Corporation, a Delaware corporation (the “Company”), and Wilmington Trust Company, as successor trustee to National City Bank, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 28, 2001, providing for the issuance of an aggregate principal amount of $200,000,000 of 7 3/8% Senior Notes due 2006 (the “2006 Notes”) and an aggregate principal amount of $400,000,000 of 8 3/8% Senior Notes due 2011 (the “2011 Notes,” and together with the 2006 Notes, the “Notes”);

WHEREAS, the Special Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the amendments to the Indenture (the “Proposed Amendments”) set forth in this Supplemental Indenture;

WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee may amend the Indenture or the Notes, as to a single maturity or all of the Notes, with the written consent of the Holders of a majority in principal amount of the then outstanding Notes to be affected thereby (“Requisite Consent”);

WHEREAS, this Supplemental Indenture and the Proposed Amendments contemplated herein shall only apply to the 2006 Notes;

WHEREAS, the Company has distributed Consent Solicitation Statements, dated March 16, 2004 as supplemented and amended on April 29, 2004, May 14, 2004 and June 8, 2004 (as supplemented and amended, the “Solicitation Statements”), and accompanying Consent Forms to the Holders of the 2006 Notes in connection with the Proposed Amendments as described in the Solicitation Statements;

WHEREAS, the Requisite Consent to the Proposed Amendments to the provisions of the Indenture have been received by the Company and the Trustee and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the 2006 Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. DEFINITIONS.

(a) Section 1.01 of the Indenture solely as it relates to the 2006 Notes is hereby amended to include the following new definitions:

““Digital Hospital” means the planned 219-bed acute care hospital located on Highway 280 in Birmingham, Alabama replacement for the HealthSouth Medical Center.

“Digital Hospital Transaction” means any sale, joint venture, sale leaseback or other related financing transaction involving the Digital Hospital.

“Fiscal Year” means the twelve month period ending on December 31.

“Historical Reports” means the Annual Report(s) on Form 10-K containing audited financial statements required to be filed with the Commission for any Fiscal Year ended on or prior to December 31, 2003.

“Report Date” means the date on which the Company shall deliver the Supplemental Report.

“Senior Notes” means our 6.875% Senior Notes due 2005, 7.000% Senior Notes due 2008, 8.500% Senior Notes due 2008, 8.375% Senior Notes due 2011 and 7.625% Senior Notes due 2012.

“Senior Subordinated Notes” means our 10.750% Senior Subordinated Notes due 2008.

“Supplemental Report” means the Annual Report on Form 10-K for the Fiscal Year ending December 31, 2004, containing audited financial statements required to be filed with the Commission pursuant to the Exchange Act for the Fiscal Year ending on December 31, 2004.”

(b) Section 1.01 of the Indenture solely as it relates to the 2006 Notes is hereby amended to replace the period at the end of the existing definition of “Attributable Indebtedness” with a semicolon and to insert thereafter the following new language:

“and provided further, that Attributable Indebtedness incurred in connection with the Digital Hospital Transaction shall be limited to Indebtedness incurred on a recourse basis by the Company or a Subsidiary of the Company (other than a Joint Venture formed for the purpose of owning, running, operating or managing the Digital Hospital) or Indebtedness with respect to which the Company or any such Subsidiary is otherwise liable on a recourse basis.”

(c) Section 1.01 of the Indenture solely as it relates to the 2006 Notes is hereby amended to replace the period at the end of the existing definition of “Refinancing Indebtedness” with a semicolon and to insert thereafter the following new language:

“and provided further that: so long as (y) the Company designates such Indebtedness as Refinancing Indebtedness and (z) the net proceeds of such Refinancing Indebtedness are not used for any purpose other than refinancing existing indebtedness or a repayment of revolving Bank Debt, such Indebtedness shall constitute Refinancing Indebtedness notwithstanding that it is not immediately applied to the refunding, refinancing, repurchase or extension of other Indebtedness.”

(d) Section 1.01 of the Indenture solely as it relates to the 2006 Notes is hereby amended to delete the “and” at the end of existing clause (iv) of the existing definition of “Permitted Investments”, to replace the period at the end of the existing clause (v) with a semicolon and to insert thereafter the following new clause (vi):

“and (vi) any Investment arising from the transfer of assets made pursuant to the Digital Hospital Transaction.”

3. REPORTS. Section 4.02 of the Indenture solely as it relates to the 2006 Notes is hereby amended by deleting the section in its entirety and replacing it with the following:

“From and after the Report Date and for all periods ending on or after December 31, 2005, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall file with the Commission, to the extent such filings are accepted by the Commission, and shall furnish (within 15 days after such filing) to the Trustee and to the Holders all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company were required to file under such section. In addition to the foregoing, the Company shall file the Historical Reports with the Commission on or prior to June 30, 2005 and the Supplemental Report on or prior to December 31, 2005. The Company shall also furnish to the Trustee and to the Holders all other quarterly and annual reports and other information, documents and reports required to be filed with the Commission promptly after such reports and other information and documents are filed with the Commission. In addition, the Company shall make such information available to prospective purchasers of the Notes, securities analysts and broker-dealers who request it in writing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).”

4. LIMITATION ON EXISTING INDEBTEDNESS AND SUBSIDIARY PREFERRED STOCK. Section 4.11(b) of the Indenture solely as it relates to the 2006 Notes is hereby amended to delete the “and” at the end of existing clause (v) and to replace the existing clause (vi) with the following new clauses (vi) and (vii):

“(vi) the Company may incur Indebtedness consisting of Bank Debt in an aggregate principal amount at any time outstanding not to exceed $750,000,000; and (vii) the Subsidiaries of the Company may incur Indebtedness, including all Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are applied to refund, refinance or extend, any Indebtedness incurred pursuant to this clause (vii), in an aggregate principal amount at any time outstanding not to exceed $250,000,000, in addition to Existing Indebtedness and other Indebtedness permitted to be incurred by Subsidiaries of the Company pursuant to the foregoing clauses (ii)—(vi).”

5. EVENTS OF DEFAULT.

(a) Section 6.01(e) of the Indenture solely as it relates to the 2006 Notes is hereby amended to insert the following new language immediately following the semicolon at the end of existing Section 6.01(e):

“provided however, that from and after the date upon which this Supplemental Indenture becomes effective in accordance with the terms of the Indenture, any such acceleration by holders of our Senior Notes or Senior Subordinated Notes shall not constitute an Event of Default under this Section 6.01(e) solely as it relates to the 2006 Notes until (i) the trustee or the requisite number of registered holders of such indebtedness have made a demand for payment to the Company and (ii) the trustee or the requisite number of registered holders of such indebtedness have obtained a judgment from a court of competent jurisdiction ordering the Company to pay all amounts owing under such other series of our Senior Notes or Senior Subordinated Notes, as the case may be, that has effectively accelerated such indebtedness in accordance with the terms of the applicable indenture;”

(b) Section 6.01 of the Indenture solely as it relates to the 2006 Notes is hereby amended to delete the word “or” from the end of existing paragraph (f), to replace the period at the end of existing paragraph (g) with a semi-colon and to include the following new paragraphs (h) and (i):

“(h) the Company shall fail to file the Historical Reports with the Commission on or prior to June 30, 2005; or

(i) the Report Date does not occur on or prior to December 31, 2005.”

6. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING

EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

10. RATIFICATION OF INDENTURE; SUPPLEMENTAL PART OF INDENTURE. Except as specifically amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed. This Supplemental Indenture shall form a part of the Indenture solely with respect to the 2006 Notes for all purposes, and every holder of a 2006 Note heretofore or hereafter authenticated and delivered shall be bound hereby. This Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this Supplemental Indenture have been delivered by each party hereto to the other party hereto; provided, however, that no provision of this Supplemental Indenture shall be effective or binding on the parties hereto unless (i) such provision complies with the Trust Indenture Act and (ii) Holders of the requisite principal amount of 2006 Notes have provided consents (and not thereafter validly revoked such consent) to such provision on or prior to the date hereof.

11. VALIDITY; ENFORCEABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. THIRD-PARTY BENEFICIARY. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the 2006 Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of [        ], 2004.

HEALTHSOUTH CORPORATION

By:
Name:
Title:

WILMINGTON TRUST COMPANY, AS TRUSTEE

By:
Name:
Title:

Delivery of a Consent Form to an address other than the address listed below or transmission of instructions by facsimile other than as set forth below is not valid delivery of the Consent Form. However, we reserve the right to accept Consent Forms delivered by any reasonable means or in any form that reasonably evidences the giving of Consent. The Consent Form and any other required documents should be sent or delivered by each Holder or such Holder’s broker, dealer, commercial bank, trust company or other nominee to the Information Agent at its address or facsimile number set forth below.

The Information Agent for the Consent Solicitation is:

INNISFREE M&A INCORPORATED

Delivery to Innisfree M&A Incorporated, the Information Agent for the Consent Solicitation:

By Regular or Certified Mail:	By Hand or by Overnight Mail or Courier:
Innisfree M&A Incorporated P.O. Box 5143 New York, NY 10150-5143	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022

By Facsimile (Eligible Guarantor Institutions Only): 212-750-5799

To Confirm Facsimile Receipt by Telephone (Eligible Guarantor Institutions Only) 212-750-5833

For Information: Noteholders Call Toll-Free: 888-750-5834 Banks and Brokers Call Collect: 212-750-5833

Questions and requests for assistance or for additional copies of the Supplement, the Consent Solicitation Statement and Consent Form may be directed to the Information Agent at its telephone numbers and locations listed above. All questions regarding the terms of the Consent Solicitation shall be directed to the Solicitation Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agent for the Consent Solicitation is:

CREDIT SUISSE FIRST BOSTON LLC

11 Madison Avenue

New York, NY 10010

U.S. Toll Free: 1-800-820-1653

Attn: Liability Management Group